SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2012

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive, Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 14, 2012, the Board of Directors of Integrated Electrical Services, Inc. (the “Company”), upon the recommendation of management and after discussion with the Company’s independent registered public accounting firm, Ernst & Young LLP, determined that the Company’s audited consolidated financial statements as of and for the fiscal years ended September 30, 2011, 2010 and 2009 (collectively, the “Prior Periods”), should no longer be relied upon as being in compliance with U.S. generally accepted accounting principles (GAAP).

Based on the Financial Accounting Standards Board (“FASB”) guidance related to Accounting Changes & Error Corrections, the Company will restate its consolidated financial statements for the Prior Periods, as disclosed in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2011 (the “Form 10-K”).  It is anticipated that the restatement will record approximately $1.8 million of vacation benefit liability as a previously unrecognized liability to the opening balance sheet in fiscal year 2009.  Changes to the liability will be recognized through the results of operations in each subsequent period. As of September 30, 2011, the vacation benefit liability is expected to be approximately $1.1 million.  These amounts remain subject to audit by Ernst & Young LLP.

The Board of Directors determined, after consultation with the Company’s independent registered public accounting firm, that the errors, if not corrected in the Prior Periods, may be material for the fiscal year ending September 30, 2012.  As a result, the Board of Directors determined that it will restate the previously issued financial statements for each of the Prior Periods.

The Company is continuing to assess all necessary adjustments and will file an amendment to its Form 10-K (as amended, the “Form 10-K/A”), including the restated financial statements for the Prior Periods, as soon as practicable after their preparation, review, and completion.  While the Company cannot predict when the preparation of the restated financial statements will be completed, the Form 10-K/A will be filed prior to the filing of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2011.

Item 8.01.	Other Events.

On February 14, 2012, the Company issued a press release announcing, among other things, the filing of a Form 12b-25 with respect to its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2011 (the “Form 10-Q”).  As stated in the press release, the Company will file the Form 10-Q immediately following the filing of the Form 10-K/A.  However, as a result of the Company’s continuing assessment of the Prior Period adjustments necessary to finalize the Form 10-K/A, the Form 10-Q will not be filed within the period prescribed by Rule 12b-25.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: February 21, 2012	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 14, 2012.